SCHEDULE II

  					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CORE MOLDING TECHNOLOGIES

          GAMCO INVESTORS, INC.
                       5/10/04            6,400             3.6013
                       5/07/04            4,700             3.6374
                       4/29/04           10,000             3.5145
                       4/23/04            4,000-            3.8000
                       4/22/04            2,000-            3.8500
                       4/19/04            2,000-            3.7650
                       4/12/04            2,000-            3.9200
                       4/07/04           29,600             3.9990
                       3/17/04            5,200             3.8142
          GABELLI ADVISERS, INC.
                       4/20/04            1,500-            3.9200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.